EXHIBIT 97.1
COMPENSATION RECOUPMENT POLICY
Responsible Unit: Our People Corporate Services
Data Classification Level: 4 - Public
Adoption Date: June 23, 2023

COMPENSATION RECOUPMENT POLICY
I. POLICY PURPOSE
Popular,

Inc. (the “Corporation

”) has adopted

this Compensation

Recoupment Policy

(this “Policy”)

to provide
for the recovery

or “clawback” of

excess Incentive-Based Compensation

earned by current or

former Executive
Officers of the Corporation in the event of a required Restatement and to provide for the recovery or “clawback”
of

Covered

Awards

earned

by

current

or

former

Covered

Employees

of

the

Corporation

in

the

event

of
Misconduct (each, as defined under Section II of this Policy).
This Policy is

intended to comply

with the requirements

of Rule 10D-1

of the Securities

Exchange Act of

1934
and

the Nasdaq

Stock Market

(“Nasdaq”)

Listing Rule

5608

(the “Listing

Standard”).

To

the extent

that any
provision in this Policy is ambiguous as to

its compliance with the Listing Standard or to the

extent any provision
in

this

Policy

must

be

modified

to

comply

with

the

Listing

Standard,

such

provision

will

be

read,

or

will

be
modified, as

the case

may be,

in such

a manner

so that

all applicable

provisions under

this Policy

comply with
the Listing Standard.
II. DEFINITIONS
Unless the context otherwise requires, the following definitions apply for purposes of this Policy:
“Board” means the Board of Directors of the Corporation.

“Committee”

means the Talent and

Compensation Committee of the Board.
“Covered Award

”

means any annual or long-term

cash, equity or equity-based incentive

or bonus compensation
paid, provided or awarded to any Covered Employee.
“Covered Employee” means

an Executive Officer

and any other employee

who is designated

by the Committee
as a Covered Employee for purposes of this Policy,

as determined from time to time.

“Executive Officer”

means the

Corporation’s

president, principal

financial officer,

principal accounting

officer
(or if there is no such

principal accounting officer, the controller), any vice president of the Corporation in charge of a principal business unit, division, or function (such

as sales, administration, or finance), any other officer who performs a

policy-making

function, or

any other

person who

performs similar

policy-making

functions for

the
Corporation.

Executive

officers

of

the

Corporation’s

subsidiaries

are

deemed

Executive

Officers

of

the
Corporation

if

they

perform

such

policy-making

functions

for

the

Corporation.

Policy-making

function

is not
intended

to include

policy-making

functions

that are

not significant.

Identification of

an Executive

Officer

for
purposes of this

Policy will include

at a minimum

executive officers

identified pursuant

to 17 CFR

229.401(b).
For purposes of

this Policy,

Executive Officers

are those persons

designated by the

Board as the

policy-making
officers of the Corporation for purposes of Section 16 of the Securities Exchange

Act of 1934 from time to time.
“Financial Reporting

Measures” means

any of

the following: (i)

measures that

are determined

and presented

in
accordance

with

the

accounting

principles

used

in

preparing

the

Corporation’s

financial

statements,

and

any
measures that are derived wholly or in part from such measures, (ii) stock price and (iii) TSR (as defined below).

A Financial Reporting

Measure need not be

presented within the

Corporation’s

financial statements or

included
in a filing with the SEC.
“Incentive-Based Compensation”

means any compensation

that is granted,

earned, or vested

based wholly or

in
part upon the

attainment of a

Financial Reporting Measure.

Examples of compensation that

is not Incentive-Based
Compensation under this Policy

include, but are not limited to: (i)

salaries (a salary increase earned

wholly or in
part based on

the attainment of a

Financial Reporting Measure

is subject to a

recovery); (ii) bonuses

paid solely
at

the

discretion

of

the

Committee

or

the

Board

that

are

not

paid

from

a

“bonus

pool”

that

is

determined

by
satisfying a Financial Reporting Measure performance goal; (iii) bonuses paid solely upon satisfying one or more

subjective

standards

(e.g.,

demonstrated

leadership)

and/or completion

of a

specified

employment

period; (iv)
non-equity

incentive

plan

awards

earned

solely

upon

satisfying

one

or

more

strategic

measures

(e.g.,
consummating

a

merger

or

divestiture),

or

operational

measures

(e.g.,

opening

a

specified

number

of

offices,
completion of

a project,

increase in

market share);

and (v)

equity awards

for which

the grant

is not

contingent
upon

achieving

any

Financial

Reporting

Measure

performance

goal

and

vesting

is

contingent

solely

upon
completion of a specified employment period and/or attaining one or more nonfinancial reporting measures.
“Misconduct” means (A)

the Covered Person’s

willful violation of federal,

state or local law,

rule or regulation,
in

either

case,

that

causes material

financial

or reputational

harm

to the

Corporation

or

any

of its

affiliates

or
subsidiaries; (B) the material breach by the Covered Person of any written policy of the Corporation or covenant
between the Corporation

and the Covered Person;

(C) the Covered Person’s

willful or reckless disclosure

of the
Corporation’s

confidential

information

or trade

secrets;

or

(D)

the

Covered

Person’s

commission

of

an

act

of
fraud, dishonesty

or recklessness in

the performance

of the Covered

Person’s

duties, which

is not in

good faith
and which

subjects the

Corporation or

its affiliates

or subsidiaries

to excessive

risk, financial loss

or materially
disrupts, damages, impairs or interferes with the business of the Corporation and its affiliates or subsidiaries.
“SEC” means the Securities and Exchange Commission.
“TSR” means total shareholder return.
III. RECOUPMENT IN THE EVENT OF RESTATEMENT
A.
POLICY WITH RESPECT TO RECOUPMENT DUE TO

RESTATEMENT
The

Corporation

shall

recover

reasonably

promptly

the

amount

of

erroneously

awarded

Incentive-Based
Compensation in

the event that

the Corporation

is required to

prepare an accounting

restatement due to

the
material

noncompliance

of

the

Corporation

with

any

financial

reporting

requirement

under

the

securities
laws,

including

any

required

accounting

restatement

to

correct

an

error

in

previously

issued

financial
statements that

is material

to the

previously

issued financial

statements, or

that would

result in

a material
misstatement

if

the

error

were

corrected

in

the

current

period

or

left

uncorrected

in

the

current

period

(a
“Restatement”). Examples

of changes

to the

Corporation’s

financial statements

that do

not represent

error
corrections and will not trigger the application of

this Policy include, but are not limited to: (i) retrospective application of a change in accounting principle; (ii) retrospective revision to reportable segment information due to a change in the structure

of an issuer’s internal organization;

(iii) retrospective reclassification due to
a

discontinued

operation;

(iv)

retrospective

application

of

a

change

in

reporting

entity,

such

as

from

a
reorganization

of

entities

under

common

control;

(v)

retrospective

adjustment

to

provisional

amounts

in
connection with

a prior business

combination; and

(vi) retrospective

revision for

stock splits, reverse

stock
splits, stock dividends or other changes in capital structure.
The Corporation shall recover

erroneously awarded Incentive-Based

Compensation in compliance

with this
Policy, except to

the extent provided under Section III.E. of this Policy.
B.
SCOPE OF APPLICATION

1.
Persons Covered

and Recovery

Period.

Recoupment under

this Section

III applies

to all

Incentive-Based
Compensation received by a person:

● after beginning service as an Executive Officer,
●
who served as an Executive

Officer at any time during the

performance period for that Incentive-Based
Compensation,

● while the Corporation has a class of securities listed on Nasdaq, and
●
in the case of a Restatement, during the

three completed fiscal years immediately preceding the date that the Corporation is required to prepare a Restatement (the “Recovery

Period”).
Notwithstanding

this

look-back

requirement,

the

Corporation

is

only

required

to

apply

this

Policy

to
Incentive-Based Compensation received on or after October 2, 2023.
For purposes of this Policy, Incentive-Based Compensation shall be deemed

“received” in the Corporation’s
fiscal period

during which

the Financial

Reporting Measure

(as defined

herein) specified

in the

Incentive-
Based Compensation

award is attained,

even if

the payment or

grant of

the Incentive-Based

Compensation
occurs after the end of that period.
2. Transition Period.

In addition

to the

Recovery Period,

in the case

of a Restatement,

this Policy

applies to
any

transition

period

(that

results

from

a

change

in

the

Corporation’s

fiscal

year)

within

or

immediately
following

the Recovery

Period (a

“Transition

Period”), provided

that a

Transition

Period between

the last
day of the

Corporation’s previous

fiscal year end

and the first day

of the Corporation’s

new fiscal year that
comprises a period of nine to 12 months will be deemed a completed fiscal year.
3.
Determining Recovery

Period.

For purposes

of determining

the relevant

Recovery Period

in the

case of

a
Restatement, the date that the Corporation is required to prepare the Restatement is the earlier to occur of:
●
the date the Board, a

committee of the Board, or the officer

or officers of the

Corporation authorized to
take such

action if

Board action

is not

required, concludes,

or reasonably

should have

concluded, that
the Corporation is required to prepare a Restatement, and
●
the

date

a

court,

regulator,

or

other

legally

authorized

body

directs

the

Corporation

to

prepare

a
Restatement.
For

clarity,

the

Corporation’s

obligation

to

recover

erroneously

awarded

Incentive-Based

Compensation
under this Policy is not dependent on if or when a Restatement is filed.
C. AMOUNT SUBJECT TO RECOVERY
1. Recoverable Amount - Restatement.

The amount of Incentive-Based Compensation subject

to recovery
under this Policy in the case of a Restatement is the amount of Incentive-Based Compensation received
that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had
it been determined based on the restated amounts, computed without regard to any taxes paid.

2.
Covered Compensation

Based on

Stock Price

or TSR.

For Incentive-Based

Compensation

based on
stock

price

or

TSR, where

the

amount

of

erroneously

awarded

Incentive-Based

Compensation

is not
subject to

mathematical

recalculation

directly from

the information

in a

Restatement, the

recoverable
amount

shall

be

determined

by

the

Committee

based

on

a

reasonable

estimate

of

the

effect

of

the
Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received.

In
such

event,

the

Corporation

shall

maintain

documentation

of

the

determination

of

that

reasonable
estimate and provide such documentation to Nasdaq.
D. METHOD OF RECOVERY
Without

limiting

anything

in

this

Section

III,

the

Committee

will

have

discretion

in

determining

how

to
accomplish recovery

of erroneously

awarded Incentive-Based

Compensation under

this Policy in

the event of

a
Restatement, recognizing that different means of recovery

may be appropriate in different circumstances.

E. EXCEPTIONS
The Corporation shall recover erroneously awarded Incentive-Based Compensation in compliance with this
Policy except to the extent that the conditions set out below are met and the Committee has made a
determination that recovery would be impracticable:

1. Direct Expense Exceeds Recoverable Amount.

The direct expense paid to a third party to assist in
enforcing this Policy would exceed the amount to be recovered; provided, however,

that before concluding
it would be impracticable to recover any amount of erroneously awarded Incentive

-Based Compensation
based on expense of enforcement, the Corporation shall make a reasonable attempt to recover such
erroneously awarded Incentive-Based Compensation, document such reasonable attempt(s) to recover, and
provide that documentation to Nasdaq.
2.
Recovery from Certain Tax

-Qualified Retirement Plans.

Recovery would likely cause an otherwise tax-
qualified retirement plan, under which benefits are broadly available to employees of the Corporation, to
fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a)

and regulations thereunder.
F. PROHIBITION AGAINST INDEMNIFICATION
Notwithstanding the

terms of any

indemnification arrangement

or insurance policy

with any individual

covered
by this Policy, the Corporation shall not indemnify any Executive Officer or former

Executive Officer against the
loss

of

erroneously

awarded

Incentive-Based

Compensation.

In

addition,

the

Corporation

may

not

pay

or
reimburse an

Executive Officer

for premiums

for a

third-party insurance

policy to

fund any

potential recovery
obligations under this Policy.
G. DISCLOSURE
The Corporation shall file all disclosures with respect to recoveries of Incentive

-Based Compensation under this
Policy in accordance with the requirements of the U.S. Federal securities laws, including the disclosure required
by the applicable SEC filings.
IV.
RECOUPMENT IN EVENT OF MISCONDUCT
A.
POLICY WITH RESPECT TO RECOUPMENT DUE TO

MISCONDUCT
If

the

Committee

determines,

in

its

sole

discretion,

that

an

act

or

omission

by

a

Covered

Employee

that
constitutes

Misconduct

has

occurred,

the

Committee

may

determine

that

the

Corporation

recover

all

or

any
portion of (A) any

outstanding and unpaid or

unsettled Covered Award (whether or not vested) that

was awarded
to a

Covered Employee

and (B)

any Covered

Award

that was

paid to

or received

by a

Covered Employee,

in
each case, during the

12 month period

preceding the date

of the Misconduct,

or the date

the Corporation becomes
aware of such Misconduct, as determined by the Committee in its sole discretion.
Notwithstanding anything herein to the

contrary, the Committee retains the sole

discretion to determine whether,
and to

what extent,

to enforce

such recoupment,

repayment or

forfeiture upon

consideration of

each situation
based on

its individual

facts and

circumstances and

may make

determinations that

are not

uniform among

the
Covered Employees.

B. SCOPE OF APLICATION
Recoupment under this Section IV applies to all Covered Awards received by a Covered Employee:

● after beginning service as a Covered Employee; and

●
who served as a Covered Employee at any time during the performance period for that

Covered
Award.
V.
ADMINISTRATION
The Committee shall oversee compliance with this Policy and

perform the obligations assigned thereto under this
Policy. Any determinations of the Committee will be final, binding and conclusive and need not be uniform with
respect to each individual covered by this Policy.

Our

People

Corporate

Services

Division

is

responsible

for

carrying

out

this

Policy

and

administering

any
recoupments

thereunder,

subject to

Committee oversight.

Our People

Corporate

Services Division

shall notify
the Chief Legal Officer and the Comptroller of any recoupments made under this Policy.

The Comptroller Division shall promptly notify the Our People Corporate Services Division and the Chief Legal
Officer of any Restatement.

Subject to Section IX, the Committee

may amend this Policy from

time to time and may terminate

this Policy at
any time,

in each case

in its sole

discretion and

in accordance

with the

Nasdaq Listing

Standard and

applicable
law.
VI.
EFFECTIVENESS; OTHER RECOUPMENT RIGHTS
This Policy shall be effective as of October 2, 2023.

Any right of recoupment under this Policy is in addition to, and not

in lieu

of, any

other remedies

or rights

of recoupment

that may

be available

to the

Corporation and

its
subsidiaries and affiliates under applicable law or pursuant to the terms of any similar policy or similar provision in any employment agreement, equity award agreement or similar agreement.
VII.
NON-COMPLIANCE NOTIFICATIONS
Any violation

of this Policy

must be reported

immediately to the

Corporation’s

Chief Legal Officer.

Violations
may

also

be

reported

to

the

Corporation’s

Corporate

Ethics

Officer

or

anonymously

through

EthicsPoint

at
www.popular.com/ethicspoint

-en

(English),

www.popular.com/ethicspoint

(Spanish),

or

by

calling

-866-737-
6813 from Puerto

Rico, the United

States or the

U.S. Virgin

Islands; 1-833-416-6777

from Puerto

Rico; 1-833-
439-1392

from

the

British

Virgin

Islands;

01-800-519-0915

from

Colombia

and

0-800-032-0441

from

Costa
Rica.
VIII.
SANCTIONS

Failure by

the Corporation

to comply with

the disclosure

and recovery

provisions of

this Policy

with respect to
Incentive-Based Compensation

may subject

the Corporation

to delisting

from Nasdaq

and SEC penalties.

Non-
compliance with this Policy by

any officer or employee may subject

the officer or employee to

disciplinary action
by the Corporation, up to and including termination for

cause. Non-compliance may also constitute violations of
law subject to investigation, and in some cases may carry civil or criminal prosecution and sanctions.
IX.
REVIEW OF POLICY
The Our People Corporate Services division, in consultation with the Chief Legal Officer of the Corporation will review this Policy on an annual basis and recommend such revisions or amendments, if any, to the Committee as deemed necessary or

appropriate. The Committee

shall review and

approve any revisions

to this

Policy and submit
it to the Board for ratification, annually.